UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2025

VSEE HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41015	86-2970927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

980 N Federal Hwy #304 Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 672-7068

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VSEE	The Nasdaq Stock Market LLC
Warrants, which entitles the holder to purchase one (1) share of common stock at a price of $11.50 per whole share	VSEEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Managed Services Agreement

On December 26, 2025, VSee Health, Inc., a Delaware Corporation (the “Company”) and iDoc Virtual Telehealth Solutions, Inc., a Texas Corporation and wholly-owned subsidiary of the Company, entered into a Managed Services Agreement with GoMyRx, Inc., a Wyoming corporation (“GMRx”), a digital prescription fulfillment platform and affiliate company of the GoMyDocs healthcare ecosystem (the “MSA”). Pursuant to the MSA, the Company has agreed to provide GMRx with certain services, including but not limited to, platform administration, customer and user support, third-party vendor coordination and reporting/governance (the “Services”). The Company will invoice GMRx monthly for actual expenses incurred in performing the Services, plus ten percent (10%). The MSA expires on December 26, 2027 (the “Termination Date”) and the Company and GMRx each have the right to extend the term on a month-to-month basis for an additional six (6) months by providing written notice to the other party prior to the Termination Date. Additionally, GMRx has the right, at any time during the term of the MSA, to terminate the MSA with twenty (20) days written notice to the Company.

Stock Purchase Agreement

On January 16, 2026, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with GMRx and Go Biz Holdings, LLC, a Wyoming limited liability company (“GBiz”), pursuant to which the Company agreed to purchase from GBiz $2.0 million of shares of GMRx’s common stock (the “Shares”) in a private transaction pursuant to the exemptions from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D promulgated thereunder, representing a ten percent (10%) ownership interest in GMRx. The Shares bear a restrictive legend and may not be sold, transferred or otherwise disposed of unless in compliance with the requirements of the Act and applicable state securities laws.

The foregoing descriptions of the MSA and Purchase Agreement are not complete and are qualified in their entirety by the full texts of the MSA and Purchase Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Managed Services Agreement, dated as of December 26, 2025, by and among GoMyRx, Inc. and VSee Health, Inc.
10.2	Stock Purchase Agreement, dated January 16, 2026, by and among GoMyRx, Inc., Go Biz Holdings, LLC and VSee Health, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2026	VSEE HEALTH, INC.

	By:	/s/ Imoigele Aisiku
	Name:	Imoigele Aisiku
	Title:	Co-Chief Executive Officer

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